United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  March 3, 2005

RECOM MANAGED SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

4705 Laurel Canyon Boulevard
Suite 203
Studio City, California 91607
(818) 432-4560
(Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Recom Managed Systems, Inc. (“we”, “our company” or “Recom”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

On March 3, 2005, Recom entered into a Research and Development Services Agreement with Battelle Memorial Institute to design, fabricate and test a pre-production model of our digital 12-lead Recom Model 200 Patient Module or “Model 200 Module”. Our Model 200 Module is an enhanced version of our Model 100 Module that incorporates ANSI/AAMI EC-11 and EC-13 diagnostic ECG features and alarm features and functions.  Battelle previously completed the design, fabrication and testing of our Model 100 Module in December 2004, and this project represents the next step in the evolution of our heart monitoring technology.  Under the agreement, Battelle will perform its services over a period of 16 months for a fee of $2,815,000, payable as services are performed.  This agreement is terminable by either party upon the provision of 30 days notice, and if funded on a month to month basis.

Section 5 — Corporate Governance and Management

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On many occasions prior to March 22, 2005, company officials and its principal shareholder were notified by Mr. Marvin H. Fink, Recom’s Chairman of the Board, that he and Dr. Robert G. Koblin, also a director, were imminently retiring as directors.  Based in part upon this notification, a board meeting was eventually noticed for March 22, 2005.  On March 22, 2005, prior to the board meeting, Mr. Fink notified the company that he and Dr. Koblin had retired from the company’s board, but Mr. Fink agreed to stay on as the Chief Executive Officer of the company in a reduced role during a period of management transition related to the company’s attempts to now try to distribute its Model 100 Module.  On March 22, 2005, after the foregoing events, Recom’s board of directors appointed Ms. Lucy Duncan-Scheman as a director and as Recom’s new Chairman of the Board, Mr. Rodney Hildebrandt as a director and Recom’s Chief Operating Officer, and Ms. Pamela Bunes as a director.

On March 26, 2005, Recom’s board of directors appointed Dr. Lowell T. Harmison, previously a director and consultant of the company, as its Chief Executive Officer, with the intention of succeeding Mr. Fink following an interim transition period whereby Mr. Fink would continue as President while the new management team would make its transition and while Dr. Harmison would gradually become available to fully perform his services as Chief Executive Officer.  Thereafter, Recom anticipated that Mr. Fink would become a special consultant to management.  Unfortunately, the parties could not finalize agreement as their specific roles, responsibilities and obligations both during this transition period and afterwards, and on March 28, 2005 the company determined that it would be best for Dr. Harmison to immediately replace Mr. Fink as both Chief Executive Officer and as President as of that date.  Nevertheless, it is the intent of Recom to continue to negotiate with Mr. Fink relative to the provision of future consulting services.

The board of directors of Recom have recognized the valuable services provided to the company by each of Mr. Fink and Dr. Koblin prior to their retirement from the board, and have acknowledged to each of those persons that any common share purchase options they hold by reason of serving as an officer or director of the company shall be deemed fully vested by reason of those pre-retirement services.  For similar reasons, Recom’s board of directors acknowledged on March 22, 2005 that Mr. Fink should be entitled to all other benefits under his employment agreement as if the contract had been lawfully and properly carried out by all parties to its full term.

Neither Mr. Fink nor Dr. Koblin have informed Recom or the board of directors of any disagreement relating to Recom’s operations, policies or practices, nor is Recom aware of any matter that would constitute any disagreement with respect to either Mr. Fink or Dr. Koblin with respect to our operations, policies or practices.

Ms. Duncan-Scheman has served as President and Chief Executive Officer of Diplomatic Resolutions, Inc., an international business development consulting firm which she founded, since 1992. Ms. Duncan-Scheman has also served as President and Chief Executive Officer of Safe Ports, a subsidiary of Diplomatic Resolutions, since November 2003, and as President of Safe Ports Mexico since September 2004.  Ms. Duncan-Scheman has served as President of the board of directors of the Washington Symphony Orchestra (1995 -2000), President, Museum of the Americas (2000-2003), Member board of directors of the National Chapter of Youth Service America (2000—2003), Council of World Regions (Brussels) 1994—1999, and The Pan American Development Foundation 2000—2001.  Ms. Duncan-Schemen attended New York Institute of Technology prior to the start of her business career.

Mr. Hildebrandt had held various positions with subsidiaries of Johnson & Johnson (NYSE:JNJ) for over 20 years, most recently as Director, Sales Planning and Operations and then Director, Corporate Communications, of Ethicon Endo-surgery, Inc. from 1991 to 2004, Strategic Project Management and then Sales Management of Johnson & Johnson Medical Inc. from 1985 to 1991, and Operations Management for Johnson & Johnson Domestic Operating Co.  Mr. Hildebrandt holds a Bachelors of Science degree in Business Management from the University of South Dakota.

Ms. Bunes has been employed by Biosense Webster, Inc., since August 2004.  Prior to that, Ms. Bunes was employed as Executive Account Manager with Ethicon Endo-Surgery, Inc., having started as Account Manager of that company in October 1990 until her transfer to Biosense Webster.  Biosense Webster and Ethicon Endo-Surgery are each subsidiaries of Johnson & Johnson (NYSE:JNJ).  Prior to that, Ms. Bunes was a Corporate Loan Officer and Vice President from 1986 to October 1990, and Analyst for the Specialized Industries Mergers and Acquisitions Group (Banking) from 1985 to 1986, of First Union National Bank.  Ms. Bunes has a Bachelors’ of Arts degree with double majors in Economics and Business Administration (Finance) from Converse College in Spartanburg, South Carolina.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

10.1

Press release dated March 22, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Studio City, California, this 28th day of March, 2005.

RECOM MANAGED SYSTEMS, INC., a Delaware corporation
By: /s/ Lowell T. Harmison Lowell T. Harmison Chief Executive Officer (principal executive officer)